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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Editorial Contact:                      Investor Relations Contact:
-------------------                     ---------------------------
Kellie DiNaro, Sr. PR Manager           Rosie Sundell, Dir.Corp. Communications
Gadzoox Networks, Inc.                  Gadzoox Networks, Inc.
408-361-6229                            408-360-6011
kdinaro@gadzoox.com                     rsundell@gadzoox.com


                GADZOOX NETWORKS APPOINTS PRICEWATERHOUSECOOPERS
                             AS INDEPENDENT AUDITORS

        SAN JOSE, CA - JULY 9, 2002 -- Gadzoox Networks Inc., (NASDAQ: ZOOX), a supplier of innovative Storage Area Networking (SAN) products, announced today that its Board of Directors has appointed PricewaterhouseCoopers, LLP as the company's independent accountants effective July 9, 2002. After an evaluation of independent accounting firms, the Board of Directors chose PricewaterhouseCoopers for their knowledge of the industry.

        ABOUT GADZOOX NETWORKS

        Since 1996 Gadzoox Networks has led the industry in market "firsts" and continues to drive the Storage Area Network (SAN) edge market with innovative Fibre Channel switching technology. The company has consistently delivered a time to market advantage to major OEM customers enabling them to create clear business value for their customer base. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com.

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